Exhibit 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of TPG Specialty Lending, Inc. (the “Company”) for the annual period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael Fishman, as Chief Executive Officer of the Company, and John Viola, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ MICHAEL FISHMAN

Name:	Michael Fishman
Title:	Chief Executive Officer

Date: March 15, 2013

/S/ JOHN E. VIOLA

Name:	John E. Viola
Title:	Chief Financial Officer

Date: March 15, 2013

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.